EXHIBIT 10.6

EXECUTION COPY
ASSIGNMENT AND ASSUMPTION

AGREEMENT

RELATING TO

PERFORMANCE GUARANTY
(Apple Ridge)

This Assignment and Assumption Agreement (this “Assignment”) is entered into with respect to that Performance Guaranty (the “Guaranty”) dated as of April 25, 2000, given by PHH Corporation, a Maryland corporation (“PHH”), in favor of Cendant Mobility Financial Corporation, a Delaware corporation (“CMF”) and Apple Ridge Funding LLC, a Delaware limited liability company, as Issuer (the “Issuer”) under the Master Indenture dated as of April 25, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) between the Issuer, JPMorgan Chase Bank, National Association, a national banking association (formerly Bank One, National Association), as indenture trustee under the Indenture (the “Indenture Trustee”) and The Bank of New York, as paying agent, authentication agent and transfer agent and registrar.

This Assignment is between PHH and Cendant Corporation, a Delaware corporation (“Cendant”) and is agreed and consented to and accepted by CMF, the Issuer and the Indenture Trustee at the direction of the MBIA Insurance Corporation, as Series Enhancer and deemed Holder of 100% of the Notes issued and outstanding under the Indenture. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the respective meanings ascribed to them in the Guaranty.

WHEREAS, CMF and the Issuer were at the time of execution of the Guaranty, wholly owned subsidiaries of PHH;

WHEREAS, at the time of execution of the Assignment or shortly thereafter CMF and the Issuer will cease to be wholly owned subsidiaries of PHH, but will remain as wholly owned subsidiaries of Cendant;

WHEREAS, Cendant is expected to receive substantial direct and indirect benefits from the transactions contemplated in the Purchase Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture;

WHEREAS, for good and valuable consideration, the sufficiency of which is hereby recognized, Cendant has agreed to assume all of the obligations of PHH under the Guaranty and upon such assumption, CMF, the Issuer and the Indenture Trustee, at the direction of the Series Enhancer, have agreed to release PHH from all of its obligations under the Guaranty.

NOW, THEREFORE,

1.     Assignment.  PHH hereby sells, assigns and transfers to Cendant and Cendant hereby accepts, purchases and acquires, all of PHH's right, title and interest in and to the Guaranty and all of PHH’s rights, claims and causes of action, if any, related thereto, free and clear of all liens, pledges, claims, security interests, encumbrances, charges, restrictions, or limitations of any kind.

2.    Assumption. Cendant hereby assumes and agrees to perform all of the liabilities and obligations of PHH under and with respect to the Guaranty, adopts and agrees to each provision of the Guaranty. Effective as of the date hereof, Cendant, by execution and delivery of this Assignment, shall become and hereby does become the Performance Guarantor in full and complete substitution for PHH and Cendant hereby agrees to be bound by all of the terms and conditions of the Guaranty.

3.    Release. As a result of the assignment by PHH and the assumption by Cendant as provided in Sections 1 and 2 above, CMF, the Issuer and the Indenture Trustee at the direction of the Series Enhancer, hereby release PHH from the terms of the Guaranty and each agrees that PHH shall no longer be a party to the Guaranty and shall have no further obligation or liabilities thereunder.

4.    Conditions Precedent. The effectiveness of this Assignment is subject to: (i) the execution of the Omnibus Amendment, Agreement and Consent, to be dated as of December 20, 2004 by Cendant Mobility Services Corporation, CMF, Apple Ridge Services Corporation, the Issuer, the Indenture Trustee, The Bank of New York, MBIA Insurance Corporation, Fairway Finance Company, LLC (as successor to Fairway Finance Corporation), Harris Nesbitt Corp. (f/k/a/ BMO Nesbitt Burns Corp.), Atlantic Asset Securitization Corp. and Calyon New York Branch and (ii) the receipt by Harris Nesbitt Corp. and Calyon New York Branch of opinions regarding certain corporate matters with respect to Cendant and the legal, valid and binding obligation of the Guaranty.

5.    Representations and Warranties. On the date hereof and as of the date hereof, Cendant hereby makes each of the representations set forth in Section 6 of the Guaranty, except that with respect to subsection (a), Cendant hereby represents and warrants that it is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware rather than under the laws of Maryland, but Cendant otherwise makes the representations and warranties set forth in such subsection.

6.    Notices. Section 13 of the Guaranty shall provide that notices to be given to the Performance Guarantor, shall be given as provided in such Section 13 to Cendant Corporation, 1 Campus Drive, Parsippany, New Jersey 07054, Attention: Treasury, with a copy to the Legal Department.

This Assignment entered into this 20th day of December 2004.

PHH CORPORATION By:/s/ David B. Wyshner
Name: David B. Wyshner Title: EVP, CEO and Treasurer
CENDANT CORPORATION By: /s/ Ronald L. Nelson
Name: Ronald L. Nelson Title: President and Chief Financial Officer
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee By: /s/ Keith L. Richardson
Name: Keith Richardson Title: President and Chief Financial Officer

Agreed, consented to and accepted on this 20th day of December 2004 by:
CENDANT MOBILITY FINANCIAL CORPORATION By: /s/ David B. Wyshner
Name: David B. Wyshner Title: EVP and Treasurer
APPLE RIDGE FUNDING LLC, as Issuer By: /s/ David B. Wyshner
Name: David B. Wyshner Title: EVP and Treasurer
The undersigned hereby instructs the Indenture Trustee to agree, consent to and accept this Assignment:
MBIA INSURANCE CORPORATION By: /s/ Andres P. Laterza
Name: Andrew P. Laterza Title Vice President